UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2005

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2005, Taylor Capital Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with certain members of the Taylor family, and Keefe, Bruyette & Woods, Inc. (“KBW”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Ryan Beck & Co., Inc. (“Ryan Beck”) (KBW, Stifel and Ryan Beck, collectively, the “Underwriters”) in connection with the public offering of 1,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 500,000 shares of Common Stock that are being offered by members of the Taylor family, at a public offering price of $36.30 per share. The Underwriting Agreement also provides for the grant of a 30-day option to the Underwriters to purchase an additional 150,000 shares of Common Stock from the Company to cover over-allotments, if any.

The Company made certain representations and warranties under the Underwriting Agreement and agreed that it would not offer, sell or register under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise, shares of its Common Stock or securities convertible into or exchangeable or exercisable for such shares (except for, among other things, Common Stock issuable upon the exercise of outstanding options), without the prior written consent of KBW, on behalf of the Underwriters, for a period of 90 days after August 11, 2005, the date of the final prospectus related to the public offering, with certain exceptions specified in the Underwriting Agreement. Similarly, the Company’s directors and certain of the Company’s officers agreed that they will not, other than as contemplated by the related prospectus, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of shares of the Common Stock or securities convertible into or exchangeable or exercisable for any such shares, or enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, without, in each case, the prior written consent of KBW, on behalf of the Underwriters, for a period of 90 days after August 11, 2005, subject to various exceptions specified in the relevant lock-up agreements. The Company also agreed to indemnify the Underwriters against certain liabilities under the Securities Act.

The above description of the Underwriting Agreement is only a summary and is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 10.1 hereto and made a part hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005

TAYLOR CAPITAL GROUP, INC.

By:	/s/ DANIEL C. STEVENS
Daniel C. Stevens
Chief Financial Officer